                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Stratus Properties Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                 [STRATUS LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 11, 2000

                            ------------------------

                                                                  March 27, 2000

DATE:                       Thursday, May 11, 2000

TIME:                       1:30 p.m., Central Time

PLACE:                      Hotel Crescent Court
                            400 Crescent Court
                            Dallas, Texas

PURPOSE:                    - To elect one director;

                            - To ratify the appointment of the independent auditors; and

                            - To transact such other business as may properly come
                              before the meeting.

RECORD DATE:                Close of business on March 16, 2000.

     Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation will be appreciated.

                                            By Order of the Board of Directors.

                                            /s/Kenneth N. Jones

                                            KENNETH N. JONES
                                            General Counsel and Secretary

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

If you plan to ATTEND the meeting, please bring the following:

     1. Proper identification.

     2. Proof of Ownership if your shares are held in "Street Name."

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is a letter from your broker stating that you owned Stratus Properties stock on the record date or an account statement showing that you owned Stratus Properties stock on the record date.

Only stockholders of record on the record date may attend or vote at the annual meeting.

                            STRATUS PROPERTIES INC.
                      98 SAN JACINTO BOULEVARD, SUITE 220
                              AUSTIN, TEXAS 78701

     The 1999 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about March 27, 2000.

     This proxy statement is furnished in connection with a solicitation of proxies by the board of directors of Stratus Properties Inc. for use at our Annual Meeting of Stockholders to be held on May 11, 2000, and at any adjournments (the meeting).

WHO CAN VOTE

     Each share of our common stock that you held on the record date entitles you to one vote at the meeting. On the record date, there were 14,288,270 shares of common stock outstanding.

VOTING RIGHTS

     Inspectors of election will count votes cast at the meeting. Directors are elected by plurality vote. All other matters are decided by majority vote present at the meeting, except as otherwise provided by statute, our certificate of incorporation and our by-laws.

     Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters to come before the meeting will be counted as votes against those matters. Broker non-votes as to all other matters will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

QUORUM

     A quorum at the meeting is a majority of the common stock entitled to vote, present in person or represented by proxy. The persons whom we appoint to act as inspectors of election will determine whether a quorum exists. Shares of common stock represented by properly executed and returned proxies will be treated as present. Shares of common stock present at the meeting that abstain from voting or are the subject of broker non-votes will be counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding common stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

HOW YOUR PROXY WILL BE VOTED

     The board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.

     Granting Your Proxy. If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, your proxy will be voted:

     - in favor of the proposed director nominee, and

     - for the ratification of the appointment of auditors.

     We expect no matters to be presented for action at the meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named as proxies in the enclosed proxy intend to vote in accordance with their judgment on any other matters that may properly come before the meeting.

     Revoking Your Proxy. If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

PROXY SOLICITATION

     We will pay all expenses of soliciting proxies for the meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York, to assist us in the solicitation of proxies from brokers and nominees. It is estimated that the fees for Georgeson's services will be $6,500 plus its reasonable out-of-pocket expenses. We may also have our representatives, who will receive no compensation for their services, solicit proxies by telephone, telecopy, personal interview or other means.

STOCKHOLDER PROPOSALS

     If you want us to consider including a proposal in next year's proxy statement, you must deliver it in writing to the Corporate Secretary, Stratus Properties Inc., 98 San Jacinto Boulevard, Suite 220, Austin, Texas 78701 by November 27, 2000.

     If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to the Corporate Secretary at the above address, by January 11, 2001 in accordance with the specific procedural requirements in our by-laws.

     If you would like a copy of these procedures, please contact the Corporate Secretary. Failure to comply with our by-law procedures and deadlines may preclude the presentation of the matter at the meeting.

CORPORATE GOVERNANCE

     The board of directors, which held four meetings during 1999, has primary responsibility for directing the management of our business and affairs. The board currently consists of four members. To provide for effective direction and management of our business, the board of directors has established an audit committee and a corporate personnel committee. The board does not have a nominating committee.

AUDIT                                                                   MEETINGS
COMMITTEE MEMBERS            FUNCTIONS OF THE COMMITTEE                 IN 1999
-----------------            --------------------------                 --------
Michael D. Madden, Chairman  - reviews our financial statements            4
Robert L. Adair III
James C. Leslie              - exercises general oversight of the
                               integrity and reliability of our
                               accounting and financial reporting
                               practices and the effectiveness of our
                               system of internal controls

                             - exercises general oversight of the
                               activities of our independent
                               auditors, principal financial and
                               accounting officers, internal auditors
                               and related matters

CORPORATE PERSONNEL                                                     MEETINGS
COMMITTEE MEMBERS            FUNCTIONS OF THE COMMITTEE                 IN 1999
-----------------            --------------------------                 --------
James C. Leslie, Chairman    - please refer to the Corporate               3
Michael D. Madden              Personnel Committee Report on
                               Executive Compensation

ELECTION OF DIRECTORS

     The board of directors has fixed the number of directors at four. The board consists of three classes, each of which serves for three years, with one class being elected each year. This table shows the members of the different classes of the board and the expiration of their terms.

CLASS             EXPIRATION OF TERM                    CLASS MEMBERS
-----             ------------------                    -------------
Class I           2002 Annual Stockholder Meeting       Robert L. Adair III
                                                        Michael D. Madden

Class II          2000 Annual Stockholder Meeting       James C. Leslie

Class III         2001 Annual Stockholder Meeting       William H. Armstrong III

     The board has nominated the Class II director named above for an additional three-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the re-election of the Class II director, unless otherwise directed. If, contrary to our present expectations, the nominee should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the board.

INFORMATION ABOUT NOMINEE AND DIRECTORS

     This table provides certain information as of January 31, 2000 with respect to the director nominee and each other director whose term will continue after the meeting. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

                                                                                               YEAR FIRST
                                        PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS             ELECTED A
NAME OF NOMINEE OR DIRECTOR   AGE             AND POSITIONS WITH THE COMPANY                    DIRECTOR
---------------------------   ---       -----------------------------------------------        ----------
Robert L. Adair III           56        Director, President and Chief Operating Officer           1998
                                          of AMRESCO, Inc., a diversified financial
                                          services company. Director, Chairman and
                                          Chief Executive Officer of AMRESCO Capital
                                          Trust, a commercial mortgage real estate
                                          investment trust.
William H. Armstrong III      35        Chairman of the Board, President and Chief                1998
                                          Executive Officer of the Company. Chief
                                          Operating Officer and Chief Financial Officer
                                          until May 1998. Executive Vice President
                                          until August 1996.
James C. Leslie               43        Director, President and Chief Operating Officer           1996
                                          of The Staubach Company, a commercial real
                                          estate services firm. President of Wolverine
                                          Holding Company, a real estate holding
                                          company. President of Staubach Financial
                                          Services, a financial real estate services
                                          firm, until March 1996. Director of AMRESCO
                                          Capital Trust.
Michael D. Madden             50        Partner of Questor Management Co., merchant               1992
                                          bankers, since March 1999. Chairman of the
                                          Board of Hanover Capital L.L.C., investment
                                          bankers. Vice Chairman of the Board of
                                          PaineWebber Incorporated, investment bankers,
                                          until December 1995. Director of COMFORCE
                                          Corporation.

DIRECTOR COMPENSATION

  Cash Compensation

     Each non-officer director receives $500 for attending each board committee meeting as well as an annual fee consisting of (a) $10,000 for serving on the board, (b) $1,000 for each committee on which he serves, and (c) $1,000 for each committee of which he is the chairman. Each director receives a fee of $500 for attending each board meeting and reimbursement for reasonable out-of-pocket expenses incurred in attending board and committee meetings.

  Stock Option Plan for Non-Employee Directors

     Each non-employee and non-officer director is eligible for the grant of options under the 1996 Stock Option Plan for Non-Employee Directors. On September 1 of each year, each eligible director is granted an option to purchase 5,000 shares of common stock at 100% of the fair market value of the shares on the grant date. Each option granted under this plan expires ten years after the grant date. In accordance with this plan, on September 1, 1999, each eligible director was granted an option to purchase 5,000 shares of common stock at an exercise price of $4.0313.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     This table shows the amount of common stock each director and named executive officer beneficially owned on January 31, 2000. The directors and executive officers as a group beneficially owned approximately 1.9%. Each individual holds less than 1% of the outstanding shares, with the exception of Mr. Armstrong who beneficially owns 1.1%. All shares shown are held with sole voting and investment power. This table also shows the number of shares each director and named executive officer could acquire as of April 1, 2000 upon the exercise of options granted pursuant to our stock option plans.

                                                             NUMBER OF       TOTAL
                                               NUMBER OF      SHARES       NUMBER OF
                                               SHARES NOT   SUBJECT TO       SHARES
                                               SUBJECT TO   EXERCISABLE   BENEFICIALLY
NAME OF BENEFICIAL OWNER                        OPTIONS       OPTIONS        OWNED
------------------------                       ----------   -----------   ------------
Robert L. Adair III                               7,000         1,250         8,250
William H. Armstrong III                         14,800       146,250       161,050
James C. Leslie                                  71,000        18,750        89,750
Michael D. Madden                                     0        18,750        18,750
All directors and executive officers
  as a group (5 persons)                         92,800       185,000       277,800

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     This table shows beneficial owners of more than 5% of our outstanding common stock based on filings with the SEC. Unless otherwise indicated, all information is presented as of December 31, 1999, and all shares indicated as beneficially owned are held with sole voting and investment power.

                                                     NUMBER OF SHARES      PERCENT
NAME AND ADDRESS OF PERSON                          BENEFICIALLY OWNED     OF CLASS
--------------------------                          ------------------     --------
Ingalls & Snyder LLC                                    2,802,895(1)         19.6%
61 Broadway
New York, New York 10006

Carl E. Berg                                            1,597,000(2)         11.2%
10050 Bandley Drive
Cupertino, California 95014

Goldman, Sachs & Co.                                      835,290(3)          5.8%
The Goldman Sachs Group, L.P.
85 Broad Street
New York, New York 10004

------------

(1) Based on the amended Schedule 13G dated February 7, 2000 that Ingalls & Snyder LLC filed with the SEC, Ingalls & Snyder has sole voting and investment power with respect to 298,300 of those shares.

(2) Based on the amended Schedule 13G dated March 17, 2000 filed by Carl E. Berg with the SEC.

(3) Based on the amended Schedule 13G dated February 14, 2000 that Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. filed with the SEC, the companies share voting and investment power with respect to all 835,290 shares, and each disclaims beneficial ownership with respect to some of the shares.

EXECUTIVE OFFICER COMPENSATION

     The current Chairman of the Board, President and Chief Executive Officer, William H. Armstrong III, was the only executive officer we employed who earned in excess of $100,000 for services provided to us in 1999. The following table shows compensation that we paid to Mr. Armstrong for all services rendered to us and our subsidiaries in 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                             ANNUAL COMPENSATION               AWARDS
                                    -------------------------------------   ------------
                                                                             SECURITIES
                                                           OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION(1)     OPTIONS      COMPENSATION(2)
---------------------------  ----   --------   --------   ---------------   ------------   ---------------
William H. Armstrong III     1999   $225,000   $250,000       $2,250          100,000          $24,000
  Chairman of the Board,     1998    190,417    195,000           --           80,000           20,979
  President and Chief        1997    159,167    150,000       $1,000           65,000           17,917
  Executive Officer

------------

(1) Consists of matching gifts under the matching gifts program.

(2) Consists of contributions to defined contribution plans and director fees as follows:

                                               PLAN           DIRECTOR
                            DATE           CONTRIBUTIONS        FEES
                            ----           -------------      --------
                    1999                      $22,000          $2,000
                    1998                       20,479             500
                    1997                       17,917              --

                             ---------------------

     This table shows all stock options that we granted to Mr. Armstrong.

                             OPTION GRANTS IN 1999

                               NUMBER OF    PERCENT OF
                               SECURITIES    OPTIONS
                               UNDERLYING   GRANTED TO   EXERCISE
                                OPTIONS     EMPLOYEES    OR BASE                           GRANT DATE
NAME                           GRANTED(1)    IN 1999      PRICE      EXPIRATION DATE    PRESENT VALUE(2)
----                           ----------   ----------   --------   -----------------   ----------------
William H. Armstrong III        100,000       55.17%     $3.9063    February 11, 2009       $273,000

---------------

(1) The stock options will become exercisable over a four-year period. The stock options will become immediately exercisable in their entirety if (a) any person or group of persons acquires beneficial ownership of shares representing 20% or more of the company's total voting power or (b) under certain circumstances, the composition of the board of directors is changed after a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination thereof. In addition, each stock option has an equal number of tandem "limited rights," which may be exercisable only for a limited period in the event of a tender offer, exchange offer, a series of purchases or other acquisitions or any combination thereof resulting in a person or group of persons becoming a beneficial owner of shares representing 40% or more of the company's total voting power. Each limited right entitles the holder to receive cash equal to the amount by which the highest price paid in such transaction exceeds the exercise price.

(2) The Black-Scholes option pricing model was used to determine the grant date present value of the options that we granted to Mr. Armstrong. The grant date present value was calculated to be $2.73. The following facts and assumptions were used in making this calculation: (a) an exercise price for each stock option of $3.9063; (b) a fair market value of $3.9063 for one share on the grant date; (c) a term for options as set forth under the column labeled "Expiration Date"; (d) a stock volatility of 53.3%, based on an analysis of historical weekly closing prices of the common stock over a 200-week period through the grant date; and (e) an assumed risk-free interest rate of 5.28%, this rate being equivalent to the yield on the grant date on a treasury note with a maturity date comparable to the expiration date of the options. No other discounts or restrictions related to vesting or the likelihood of vesting of the options were applied.

                            ------------------------

     This table shows all outstanding stock options held by Mr. Armstrong as of December 31, 1999. Mr. Armstrong did not exercise any stock options during 1999.

                       OPTION VALUES AT DECEMBER 31, 1999

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                           OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                                        DECEMBER 31, 1999           DECEMBER 31, 1999
                                                    -------------------------   -------------------------
NAME                                                EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                                                -------------------------   -------------------------
William H. Armstrong III                                 121,250/198,750            $170,391/$59,859

CORPORATE PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The corporate personnel committee is composed of two independent directors who are responsible for our executive compensation programs. The committee's executive compensation philosophy is to:

     - Emphasize performance-based compensation that balances rewards for short-and long-term results;

     - Tie compensation to the interests of stockholders; and

     - Provide a level of total compensation that will enable us to attract and retain talented executives.

     Executive officer compensation for 1999 included base salary, an annual cash incentive award, and long-term incentive compensation in the form of stock options.

  Base Salaries

     William H. Armstrong III, Chairman of the Board, President and Chief Executive Officer, is the only executive officer whose salary we pay. His salary is based on his level of responsibility and the committee's assessment of his performance. We adjusted his salary to its current level in December 1998. In order to place more emphasis on performance-based compensation, no adjustment was made to Mr. Armstrong's base salary in 1999.

  Annual Incentive Awards

     We provided annual cash incentives to our chief executive officer and other officers for 1999 through our performance incentive awards program. Each person selected to participate in the program is assigned a target award based on level of responsibility, which serves as a guideline amount. When determining the actual amounts awarded to participants for any year, the committee makes a subjective determination after considering both individual performance and company performance as measured by operational and financial accomplishments.

     The committee determined that the level of company and individual performance achieved in 1999 warranted the payment of a cash bonus to the chief executive officer in the amount shown in the Summary Compensation Table.

  Long-Term Incentives

     We also grant long-term incentives to our chief executive officer and other officers in the form of stock options. The stock option award guidelines are intended to reinforce the relationship between compensation and increases in the market price of our common stock and align the officer's financial interests with those of our stockholders. The committee establishes guidelines based upon the position of each participating officer and then grants options within those guidelines based upon the committee's assessment of individual performance. The table entitled Option Grants in 1999 shows the stock options that the committee granted in 1999 to the chief executive officer based upon the committee's guidelines and assessment.

  Section 162(m)

     Section 162(m) limits to $1 million a public company's annual tax deduction for compensation paid to each of its most highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The committee's policy is to structure compensation that will be fully deductible where doing so will further the purposes of our executive compensation programs.

         James C. Leslie, Chairman               Michael D. Madden

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of our corporate personnel committee are Messrs. Leslie and Madden. In 1999, none of our executive officers served as a director or member of the compensation committee of another entity, where an executive officer of the entity served as our director or on our corporate personnel committee.

PERFORMANCE GRAPH

     The following graph compares the change in the cumulative total stockholder return on the common stock with the cumulative total return of the S&P 500 Stock Index and the Dow Jones Real Estate Investment Companies Group from 1995 through 1999. This comparison assumes $100 invested on December 31, 1994 in (a) our common stock, (b) S&P 500 Stock Index and (c) Dow Jones Real Estate Investment Companies Group.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                 STRATUS PROPERTIES INC., S&P 500 STOCK INDEX &
                DOW JONES REAL ESTATE INVESTMENT COMPANIES GROUP

                              [PERFORMANCE GRAPH]

                                                                         DECEMBER 31,
                                                     ----------------------------------------------------
                                                      1994     1995     1996     1997     1998     1999
                                                     -------  -------  -------  -------  -------  -------
Stratus Properties Inc.............................  $100.00  $ 50.00  $ 85.71  $148.20  $107.14  $119.66
S&P 500 Stock Index................................   100.00   137.58   169.17   225.60   290.08   351.12
Dow Jones Real Estate Investment Companies Group...   100.00   117.49   159.55   197.27   163.50   149.86

* Total Return Assumes Reinvestment of Dividends     [KEY]

RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The board of directors seeks stockholder ratification of the board's appointment of Arthur Andersen LLP to act as the independent auditors of our and our subsidiaries' financial statements for the year 2000. The board has not determined what, if any, action would be taken should the appointment of Arthur Andersen not be ratified. One or more representatives of Arthur Andersen will be available at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

                            STRATUS PROPERTIES INC.

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                           STOCKHOLDERS, MAY 11, 2000


     The undersigned hereby appoints William H. Armstrong III and Kenneth N. Jones, or either of them, as proxies, with full power of substitution, to vote the shares of the undersigned in Stratus Properties Inc. at the Annual Meeting of Stockholders to be held on Thursday, May 11, 2000, at 1:30 p.m., and at any adjournment thereof, on all matters coming before the meeting. THE PROXIES WILL
VOTE: (1) AS YOU SPECIFY ON THE BACK OF THIS CARD, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE DO YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THE BACK OF THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

     If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card.




             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                            IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------


                          (continued on reverse side)
--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

                                                       Please mark
                                                      your votes as   [X]
                                                       indicated in
                                                       this example



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

ITEM 1 - Election of the nominee for director.
         Nominee for director of Stratus Properties Inc.

         James C. Leslie

                         FOR       WITHHOLD
                         [ ]         [ ]

ITEM 2 - Ratification of appointment of Arthur Andersen LLP as independent auditors.

                    FOR       AGAINST        ABSTAIN
                    [ ]         [ ]            [ ]


SIGNATURE(S)                                      DATED:        , 2000
            ------------------------------------        --------

You may specify your votes by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors' recommendation. If your votes are not specified, this proxy will be voted FOR the election of the nominee for director and FOR
Item 2.



--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o